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                                                                       Exhibit 1



                                3,500,000 Shares

                               CENTENE CORPORATION

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                December ., 2001


SG COWEN SECURITIES CORPORATION
THOMAS WEISEL PARTNERS LLC
CIBC WORLD MARKETS CORP.
   As Representatives of the several Underwriters
c/o  SG Cowen Securities Corporation
     Financial Square
     New York, New York 10005

Ladies and Gentlemen:

1. INTRODUCTORY. Centene Corporation, a Delaware corporation (the "Company"), and Managed Health Services, Inc. (the "Firm Selling Stockholder") propose to sell, pursuant to the terms of this Agreement, to the several underwriters named in SCHEDULE A hereto (collectively the "Underwriters" and each an "Underwriter") an aggregate of 3,500,000 shares (the "Firm Stock") of common stock, $.001 par value (the "Common Stock"), of the Company. The other selling stockholders named in SCHEDULE B hereto (the "Option Selling Stockholders" and collectively with the Firm Selling Stockholder the "Selling Stockholders") propose to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 525,000 shares of Common Stock (the "Optional Stock"). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the "Stock." SG Cowen Securities Corporation ("SG Cowen"), Thomas Weisel Partners LLC ("TWP") and CIBC World Markets Corp. are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives."

     TWP has agreed to reserve up to 175,000 shares of Firm Stock (the "Directed Stock") to be purchased by it under this Agreement for sale to the Company's directors, officers, employees, business associates and other parties related to the Company, as set forth in the Prospectus (as defined below) under the heading "Underwriting" (the "Directed Stock Program"). Any Directed Stock not orally confirmed for purchase by any such parties by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus. For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

2. (I) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Underwriters that:

          (a) A registration statement on Form S-1 (File No. 333-71258) (the "Initial Registration Statement") in respect of the Stock has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any,

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     increasing the size of the offering (a "Rule 462(b) Registration
     Statement"), filed pursuant to Rule 462(b) of the rules and regulations of the Commission under the Securities Act (the "Rules and Regulations"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission, other the request of the Company for confidential treatment of certain terms of an agreement filed as an exhibit to the Initial Registration Statement (copies of which request, together with all related correspondence with the Commission, have been previously provided to SG Cowen on behalf of the Underwriters); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations, is hereinafter called a "Preliminary Prospectus"); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed by virtue of Rule 430A of the Rules and Regulations to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statements;" and such final prospectus, in the form first filed pursuant to Rule 424(b) of the Rules and Regulations, is hereinafter called the "Prospectus." No document has been or will be prepared or distributed in reliance on Rule 434 of the Rules and Regulations. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

          (b) The Registration Statement conforms in all material respects to the requirements of the Securities Act and the Rules and Regulations and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Rule 462(b) Registration Statement, if any, the Prospectus, and any amendments or supplements to either of the Registration Statements or the Prospectus, will, when they become effective or are filed with the Commission (as the case may be), conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and will not, as of the applicable effective date (as to the Registration Statements and any amendment thereto) or as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The foregoing representations and warranties in this Section 2(I)(b) shall not apply to information contained in or omitted from the Registration Statements or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information with respect to the Underwriters that has been furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

          (c) The Company owns or controls, directly or indirectly, only the corporations, associations or other entities listed in Exhibit 21 to Item 16a of the Initial Registration Statement (the "Subsidiaries"). The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"). Each of the Subsidiaries has been duly incorporated and is validly existing as a

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     corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a Material Adverse Effect.

          (d) This Agreement has been duly authorized, executed and delivered by the Company.

          (e) The shares of Firm Stock to be sold by the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof contained in the Prospectus.

          (f) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company, including the shares of Firm Stock to be sold by the Firm Selling Stockholder and all of the shares of Optional Stock, have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus.

          (g) All the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company directly or indirectly through one or more wholly owned Subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party, except that ten percent of the issued and outstanding shares of common stock of Superior Health Plan, Inc. are owned by Community Health Centers Network, L.P.

          (h) The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, (except for any such conflicts, breaches violations or defaults that would not, singularly or in the aggregate, have a Material Adverse Effect), nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of the Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets.

          (i) Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), applicable state securities laws, and rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

          (j) Arthur Andersen LLP, who have expressed their opinions on the audited financial statements and related schedule included in the Registration Statements and the Prospectus, are independent public accountants as required by the Securities Act and the Rules and Regulations.


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          (k) The consolidated financial statements, together with the related notes and schedule, included in the Prospectus and in each Registration Statement fairly present in all material respects the consolidated financial position and the consolidated results of operations and changes in financial position of the Company and the Subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes and schedule have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. The summary and selected consolidated financial and operating data included in the Registration Statement present fairly in all material respects the information shown therein and such data have been compiled on a basis consistent with the consolidated financial statements presented therein and the books and records of the Company and the Subsidiaries.

          (l) Neither the Company nor any of the Subsidiaries has sustained, since the date of the latest audited consolidated financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

          (m) Except as set forth in the Prospectus, there is no legal or governmental proceeding pending to which the Company or any of the Subsidiaries is a party or of which any property or assets of the Company or any of the Subsidiaries is the subject that, singularly or in the aggregate, if determined adversely to the Company or any of the Subsidiaries, might reasonably be expected to have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (n) Neither the Company nor any of the Subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except, with respect to clauses (ii) and (iii), any violations or defaults that, singularly or in the aggregate, would not have a Material Adverse Effect.

          (o) The Company and the Subsidiaries possess and have performed their respective obligations with respect to all permits, licenses, approvals, certificates, consents, orders and other authorizations ("Permits") issuable by, and have made all declarations and filings with, the appropriate federal, state, local, foreign and other governmental agencies and bodies, self-regulatory organizations, and courts and tribunals that are necessary or desirable for the ownership or leasing of their respective properties or the conduct of their respective businesses as described in the Prospectus, except where any failures to possess any such Permit, to perform such obligations with respect to any Permit or to make any such declaration or filing, singularly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the best of the Company's knowledge, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such Permit or results in any other material impairment of the rights of the holder of any such Permit. Neither the Company nor any of the Subsidiaries has received any


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     notice of any proceeding relating to revocation or modification of any such
     Permit, except where such revocations or modifications, singularly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (p) Neither the Company nor any of the Subsidiaries is or, after giving effect to the offering of the Stock and the application of the proceeds thereof as described in the Prospectus will become, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

          (q) Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or that caused or resulted in, or that might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq Stock Market in accordance with Regulation M under the Exchange Act.

          (r) The Company and the Subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing. The businesses of the Company and the Subsidiaries as now conducted and as proposed to be conducted do not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person, except for any such infringements or conflicts that, singularly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as described in the Prospectus, no claim has been made against the Company or any Subsidiary alleging the infringement by the Company or such Subsidiary of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.

          (s) The Company and the Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property that are material to the business of the Company and the Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects that might reasonably be expected to result in a Material Adverse Effect.

          (t) No labor disturbance by the employees of the Company or any of the Subsidiaries exists or, to the best of the Company's knowledge, is imminent that might reasonably be expected to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any of the Subsidiaries plans to terminate employment with the Company or any of the Subsidiaries.

          (u) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan that might reasonably be expected to have a Material Adverse Effect; each employee benefit plan of the Company or any Subsidiary is in compliance in all material respects with applicable law, including ERISA and the Code; neither the

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     Company nor any Subsidiary has incurred or expects to incur liability under
     Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan;" and each "pension plan" (as defined in ERISA) for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that could cause the loss of such qualification.

          (v) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of the Subsidiaries (or, to the best of the Company's knowledge, any other entity for whose acts or omissions the Company or any of the Subsidiaries is or may be liable) upon any of the property now or previously owned or leased by the Company or any of the Subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or that would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of the Subsidiaries have knowledge, except for any such disposals, discharges, emissions or other releases that, singularly or in the aggregate, would not have a Material Adverse Effect.

          (w) The Company and the Subsidiaries (i) have filed all necessary federal, state, local and foreign income and franchise tax returns, (ii) have paid all federal state, local and foreign taxes due and payable for which they are liable, except to the extent that such taxes are being contested in good faith and by appropriate proceedings, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to the best of the Company's knowledge, proposed against them that might reasonably be expected to have a Material Adverse Effect.

          (x) The Company and the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

          (y) Each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (z) The minute books of each of the Company and the Subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the directors and stockholders of the Company or such Subsidiary, as the case may be, since the time of its respective incorporation through the date of the latest meeting and action and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

          (aa) There is no franchise, lease, contract, agreement or document required by the Securities Act or by the Rules and Regulations to be described in the Prospectus or to be filed as an exhibit to

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     the Registration Statements that is not described or filed therein as required; and all descriptions of any franchises, leases, contracts, agreements or documents contained in the Registration Statements are accurate and complete descriptions of such documents in all material respects.

          (bb) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any of the Subsidiaries, on the other hand, that is required to be described in the Prospectus and that is not so described.

          (cc) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statements or otherwise, except for persons and entities that have expressly waived such right or that have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

          (dd) Neither the Company nor any of the Subsidiaries owns any "margin securities" as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System, and none of the proceeds of the sale of the Stock will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry any margin security or for any other purpose that might cause any of the Stock to be considered a "purpose credit" within the meanings of Regulation G, T, U or X of such Board of Governors.

          (ee) Neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person, other than this Agreement, that would give rise to a valid claim against the Company, any of the Subsidiaries or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Stock.

          (ff) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

          (gg) The Stock (including the Directed Stock) has been approved for listing subject to notice of issuance on the Nasdaq National Market.

          (hh) Arthur Andersen LLP is delivering to the Representatives, contemporaneously with the execution and delivery of this Agreement, a letter, addressed to the Underwriters and dated the date hereof, in form and substance satisfactory to the Representatives (i) confirming that they are independent certified public accountants with respect to the Company and the Subsidiaries within the meaning of the Securities Act and the Rules and Regulations and (ii) stating the conclusions and findings of such firm with respect to the consolidated financial statements and certain financial information contained in the Prospectus.

          (ii) The Company has delivered to the Representatives letter agreements of all of the executive officers and directors and certain stockholders of the Company, pursuant to which those persons have agreed to certain transfer restrictions with respect to their holdings of securities of the Company.

          (jj) The Prospectus and each Preliminary Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or such Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Stock Program. No authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality

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     or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Stock is offered outside the United States.

     (II) REPRESENTATIONS AND WARRANTIES AND AGREEMENTS OF THE SELLING STOCKHOLDERS. Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:

          (a) Such Selling Stockholder has, and immediately prior to each Closing Date (as defined in Section 3 hereof) will have, good and valid title to the shares of Stock to be sold by such Selling Stockholder hereunder on such Closing Date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such shares and payment therefor pursuant hereto, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

          (b) Such Selling Stockholder has duly and irrevocably executed and delivered a power of attorney, in substantially the form heretofore delivered by the Representatives (the "Power of Attorney"), appointing Michael F. Neidorff and Karey L. Witty and each of them, as attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to authorize the delivery of the shares of Stock to be sold by such Selling Stockholder hereunder, and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement.

          (c) Such Selling Stockholder has duly and irrevocably executed and delivered a custody agreement, in substantially the form heretofore delivered by the Representatives (the "Custody Agreement"), with Centene Corporation, as custodian (the "Custodian"), pursuant to which certificates in negotiable form for the shares of Stock to be sold by such Selling Stockholder have been placed in custody for delivery under this Agreement.

          (d) Such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such actions result in any violation of any violation of the provisions of the charter or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), the deed of trust of such Selling Stockholder (if such Selling Stockholder is a trust), or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, applicable state securities laws, and rules and regulations of the NASD in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby.

          (e) The Registration Statements do not, and the Prospectus and any further amendments or supplements to the Registration Statements or the Prospectus will not, as of the applicable effective date (as to the Registration Statements and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence applies only to the extent that any information contained in or omitted from the Registration Statements or Prospectus was in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for inclusion therein.

3. PURCHASE SALE AND DELIVERY OF OFFERED STOCK. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Firm Selling Stockholder agree, severally and not jointly, to sell to each Underwriter and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Firm Selling Stockholder the number of shares of Firm Stock (rounded up or down, as determined by SG Cowen in its discretion, in order to avoid fractions) obtained by multiplying 3,250,000 shares of Firm Stock in the case of the Company and 250,000 shares of Firm Stock in the case of the Firm Selling Stockholder, in each case by a fraction the numerator of which is the number of shares set forth opposite the name of such Underwriter in SCHEDULE A hereto and the denominator of which is 3,500,000 (subject to adjustment by SG Cowen to eliminate fractions). The purchase price to be paid by the Underwriters to the Company and the Firm Selling Stockholders for the Firm Stock will be $____ per share (the "Purchase Price").

     The Company and the Firm Selling Stockholder will deliver their respective shares of Firm Stock to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12 Noon, Eastern standard time, on the second full business day preceding the First Closing Date, as defined below) against payment of the aggregate Purchase Price therefor by wire transfer to accounts at a bank or banks specified by the Company and the Firm Selling Stockholder and reasonably acceptable to SG Cowen, all at the offices of Armstrong Teasdale LLP, Saint Louis, Missouri. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be 10 A.M., Eastern standard time, on December o, 2001, in accordance with Rule 15c6-1 under the Exchange Act. The time and date of such payment and delivery are herein referred to as the "First Closing Date." The First Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement between the Company and SG Cowen.

     The Company and the Firm Selling Stockholder shall make the certificates for the Firm Stock available to the Representatives for examination on behalf of the Underwriters in New York, New York, at least twenty-four hours prior to the First Closing Date.

     For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Underwriters may purchase all or less than all of the Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price. Each of the Option Selling Stockholders agrees, severally and not jointly, to sell to the Underwriters the number of shares of Optional Stock obtained by multiplying the number of shares of Optional Stock specified in such notice by a fraction, the numerator of which is the number of shares set forth opposite the name of such Option Selling Stockholder under "Number of Shares of Optional Stock to be Sold" in SCHEDULE B hereto and the denominator of which is 525,000 (subject to adjustment by SG Cowen to eliminate fractions). Such shares of Optional Stock shall be purchased from such Option Selling Stockholder for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite the name of such Underwriter in SCHEDULE A hereto bears to 3,500,000 (subject to adjustment by SG Cowen to eliminate fractions). The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, not more than thirty days subsequent to the date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by SG Cowen to the Company and the Option Selling Stockholders.

     The option granted hereby may be exercised by written notice being given to the Company by SG Cowen setting forth the number of shares of the Optional Stock to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Stock. Each date and time for delivery of and payment for the Optional Stock (which may be the First Closing Date, but not earlier) is herein called an "Option Closing Date" and shall in no event be earlier than two business days nor later than five business days after written notice is given. The Option Closing Dates and the First Closing Date are herein called the "Closing Dates."

     On each Option Closing Date, the Option Selling Stockholders will deliver Optional Stock to the Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12 Noon, Eastern standard time, on the second full business day preceding such Option Closing
Date) against payment of the aggregate Purchase Price therefor in federal (same-day) funds by certified or official bank check or checks or wire transfer to an account at a bank specified by the Option Selling Stockholders and reasonably acceptable to SG Cowen, all at the offices of Armstrong Teasdale LLP, Saint Louis, Missouri. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Option Selling Stockholders shall make the certificates for the Optional Stock available to the Representatives for examination on behalf of the Underwriters in New York, New York, not later than 10 A.M., Eastern standard time, on the business day preceding an Option Closing Date. Any Option Closing Date and the location of delivery of, and the form of payment for, the Optional Stock may be varied by agreement among the Company, the Option Selling Stockholders and SG Cowen.

     The several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

4. (I) FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters that:

          (a) The Company will: prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file the Rule 462(b) Registration Statement with the Commission on the date hereof; prepare the Prospectus in a form approved by the Representatives and file the Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business day following the execution and delivery of this Agreement; make no further amendment or any supplement to either Registration Statement or to the Prospectus to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review; advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to either Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statements or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, use its best efforts to obtain the withdrawal of such order promptly.

          (b) If at any time prior to the expiration of nine months after the effective date of the Initial Registration Statement when a prospectus relating to the Stock is required to be delivered any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives thereof and upon their request will prepare an amended or supplemented Prospectus that will correct such statement or omission or otherwise effect such compliance. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amended or supplemented Prospectus; and in case any Underwriter is required to deliver a prospectus relating to the Stock nine months or more after the effective date of the Initial Registration Statement, the Company upon the request of the Representatives and at the expense of such Underwriter will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

          (c) The Company has furnished, or will furnish promptly upon any filing after the date hereof, to each of the Representatives and to counsel for the Underwriters a signed copy of each of the Registration Statements as originally filed with the Commission, and each amendment thereto filed with the Commission, including signed copies of all consents and photocopies of exhibits filed therewith.

          (d) The Company will deliver promptly to the Representatives in New York, New York, such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statements as originally filed with the Commission and each amendment thereto (in each case excluding exhibits); (ii) each Preliminary Prospectus; (iii) the Prospectus (not later than 10 A.M., Eastern standard time, of the business day following the execution and delivery of this Agreement) and (iv) any amended or supplemented Prospectus (not later than 10 A.M., Eastern standard time, on the business day following the date of such amendment or supplement).

          (e) The Company will make generally available to its stockholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and with the Rules and Regulations (including, at the option of the Company, Rule 158).

          (f) The Company will promptly take from time to time such actions as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may designate and to continue such qualifications in effect for so long as required for the distribution of the Stock; provided that neither the Company nor any Subsidiary shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

          (g) During the period of five years from the date hereof, the Company will deliver to the Representatives and, upon request, to each of the other Underwriters (i) as soon as they are available, copies of all reports or other communications furnished to stockholders and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission pursuant to the Exchange Act or any national securities exchange or automatic quotation system on which the Common Stock is listed or quoted.

          (h) The Company will not directly or indirectly offer, sell, assign, transfer, pledge, contract to sell or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days from the date of the Prospectus without the prior written consent of SG Cowen, other than: (i) the sale of the Firm Stock to be sold by the Company hereunder, (ii) the issuance of shares of Common Stock pursuant to existing stock option plans or outstanding options or warrants, all to the extent described in the Prospectus, (iii) the issuance of shares of Common Stock to Community Health Centers Network, L.P. in the event that it exercises its right to cause the Company to acquire its equity interest in Superior HealthPlan, Inc. in exchange for such shares of Common Stock, all as contemplated by the Stock Purchase and Recapitalization Agreement dated September 10, 2001 by and among Community Health Centers Network, L.P., Superior HealthPlan, Inc., the Company and TACHC GP, Inc. (as such agreement is in effect on the date hereof), or (iv) the issuance of shares of Common Stock in connection with one or more acquisitions by the Company of assets, capital stock or business of unaffiliated persons or entities (whether by mergers, exchanges of stock or otherwise), or with the entering into of one or more collaboration agreements with unaffiliated entities, provided that, in the case of this clause (iv), (A) the aggregate number of shares so issued pursuant to all such acquisitions and agreements shall not exceed 500,000 and (B) each person or entity receiving any shares of Common Stock pursuant to any such acquisition or agreement shall enter into a letter agreement with terms (including a lock-up period continuing for 180 days from the date of the Prospectus) substantially equivalent to the letter agreements delivered to the Representatives pursuant to Section 2(I)(ii) hereof.

          (i) The Company will supply the Representatives with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

          (j) Prior to each of the Closing Dates, the Company will furnish to the Representatives, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the consolidated financial statements appearing in the Registration Statement and the Prospectus.

          (k) Prior to each of the Closing Dates, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior written consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

          (l) In connection with the offering of the Stock, until SG Cowen shall have notified the Company of the completion of the resale of the Stock, the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, (i) bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Common Stock, (ii) attempt to induce any person to purchase any Common Stock, or
     (iii) make bids for or purchase Common Stock for the purpose of creating actual, or apparent, active trading in the Common Stock or of raising the price of the Common Stock.

          (m) The Company will not take any action prior to any Option Closing Date that would require the Prospectus to be amended or supplemented pursuant to Section 4(I)(b) hereof.

          (n) The Company will apply its net proceeds of the sale of Firm Stock as set forth in the Prospectus under the heading "Use of Proceeds."

          (o) The Company will comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Stock is offered in connection with the Directed Stock Program.

     (II) FURTHER AGREEMENTS OF THE SELLING STOCKHOLDERS. Each Selling Stockholder, severally and not jointly, agrees with the several Underwriters that:

          (a) Such Selling Stockholder will not directly or indirectly offer, sell, assign, transfer, pledge, contract to sell or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock other than such Selling Stockholder's sale of Stock hereunder for a period of 180 days from the date of the Prospectus, without the prior written consent of SG Cowen.

          (b) The shares of Stock represented by the certificates held in custody under the Custody Agreement are for the benefit of and coupled with and subject to the interests of the Underwriters and the other Selling Stockholders, and the arrangement for such custody and the appointment of the Attorneys-in-Fact are irrevocable. The obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity, liquidation or distribution of such Selling Stockholder, or any other event, that if such Selling Stockholder should die or become incapacitated or is liquidated or dissolved or any other event occurs, before the delivery of the Stock hereunder, certificates for the Stock to be sold by such Selling Stockholder shall be delivered on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and action taken by the Attorneys-in-Fact or any of them under the Power of Attorney shall be as valid as if such death, incapacity, liquidation or dissolution or other event had not occurred, whether or not the Custodian, the Attorneys-in-Fact or any of them shall have notice of such death, incapacity, liquidation or dissolution or other event.

          (c) Such Selling Stockholder has delivered to SG Cowen a properly completed and executed United States Treasury Department Form W-8 (if such Selling Stockholder is a non-United States person) or Form W-9 (if such Selling Stockholder is a United States person) or such other applicable form or statement specified by Treasury Department regulations in lieu thereof.

5. PAYMENT OF EXPENSES. The Company agrees with the Underwriters to pay: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus and any amendments, supplements or exhibits thereto; (d) the costs of reproducing and distributing the Powers of Attorney, the Custody Agreements and this Agreement by mail, telex or other means of communications; (e) the fees and expenses (including related reasonable fees and expenses of counsel for the Underwriters) incurred in connection with filings made with the NASD; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(I)(f) hereof and of preparing, printing and distributing Blue Sky Memoranda and Legal Investment Surveys (including related fees and expenses of counsel to the Underwriters);
(h) all fees and expenses of the registrar and transfer agent of the Common Stock; (i) all reasonable fees and disbursements of counsel incurred by TWP or any of the other Underwriters in connection with the Directed Stock Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by TWP or the other Underwriters in connection with the Directed Stock Program; and (j) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including the fees and expenses of the counsel and accountants of the Company. Except as otherwise provided in this Section 5 or Section 9 hereof, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Stock that they sell and the expenses of any advertising made by the Underwriters of the offering of the Stock.

6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the several Underwriters hereunder on any Closing Date are subject to the accuracy, when made and on such Closing Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder, and to each of the following additional terms and conditions:

          (a) No stop order suspending the effectiveness of either of the Registration Statements shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statements or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. The Rule 462(b) Registration Statement, if any, and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(I)(a) hereof.

          (b) None of the Underwriters shall have discovered and disclosed to the Company on or prior to such Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact that, in the opinion of counsel for the Underwriters, is material or omits to state any fact that, in the opinion of such counsel, is material and is either required to be stated therein or necessary to make the statements therein not misleading.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Custody Agreements, the Powers of Attorney, the Stock, the Registration Statement and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d) Armstrong Teasdale LLP shall have furnished to the Representatives such counsel's written opinion, as counsel to the Company, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in APPENDIX I hereto.

          (e) Armstrong Teasdale LLP shall have furnished to the Representatives such counsel's written opinion, as counsel to the Selling Stockholders, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in APPENDIX II hereto.

          (f) [Insert names of special regulatory counsel to the Company] shall have furnished to the Representatives such counsels' written opinions, as special regulatory counsel to the Company with respect to federal, Indiana, Texas and Wisconsin law, each addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in APPENDIX III hereto.

          (g) Hale and Dorr LLP shall have furnished to the Representatives such counsel's written opinion, as counsel for the Underwriters, addressed to the Underwriters and dated such Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company and the Selling Stockholders shall have furnished to such counsel such documents as they reasonably request for enabling them to pass upon such matters.

          (h) Arthur Andersen LLP shall have furnished to the Representatives a letter, addressed to the Underwriters and dated such Closing Date, confirming, as of such Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three business days prior to such Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to Section 2(I)(hh) hereof.

          (i) The Company shall have furnished to the Representatives a certificate, dated such Closing Date, of its President and Chief Executive Officer and its Senior Vice President, Chief Financial Officer, Treasurer and Secretary stating that (i) such officers have carefully examined the Registration Statements and the Prospectus and, in their opinion, the Registration Statements as of their respective effective dates and the Prospectus, as of each such effective date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) since the effective date of the Initial Registration Statement no event has occurred that should have been set forth in a supplement or amendment to the Registration Statements or the Prospectus,
     (iii) to the best of their knowledge after reasonable investigation, as of such Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and (iv) subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and the Subsidiaries, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole, except as set forth in the Prospectus.

          (j) Each Selling Stockholder (or the Custodian or one or both Attorneys-in-Fact on behalf of the Selling Stockholders) shall have furnished to the Representatives a certificate, dated such Closing Date, signed by, or on behalf of, such Selling Stockholder stating that the representations, warranties and agreements of such Selling Stockholder contained herein are true and correct as of such Closing Date and that such Selling Stockholder has complied with all agreements contained herein to be performed by such Selling Stockholder at or prior to such Closing Date.

          (k) Since the date of the latest audited financial statements included in the Prospectus, (i) neither the Company nor any of the Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus.

          (l) No action shall have been taken, and no statute, rule, regulation or order shall have been enacted, adopted or issued, by any governmental agency or body that would, as of such Closing Date, prevent the issuance or sale of the Stock; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of such Closing Date that would prevent the issuance or sale of the Stock.

          (m) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred a calamity or crisis, or a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), that shall make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus.

          (n) The Nasdaq National Market, Inc. shall have approved the Stock for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

          (o) The Company shall have furnished the transfer agent and registrar of the Common Stock with written instructions, reasonably acceptable in form and substance to SG Cowen and counsel for the Underwriters, to enforce the terms of the agreements delivered pursuant to Section 2(I)(ii).

          All opinions, letters, evidence and certificates mentioned in this
     Section 6 or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.  INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company and each of the Subsidiaries, jointly and severally, shall indemnify and hold harmless each Underwriter, the officers, employees, representatives and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of the Securities Act (collectively the "Underwriter Indemnified Parties," and each an "Underwriter Indemnified Party") against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in any Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act, or any alleged act or failure to act, by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Subsidiaries shall not be liable in the case of any matter covered by this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such act or failure to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct) and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Subsidiaries shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon (i) an untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Prospectus, either of the Registration Statements or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter's Information (as defined in Section 15 hereof); provided further, however, that the foregoing indemnification agreement with respect to the Preliminary Prospectus shall not inure to the benefit of any Underwriter from which the person asserting any such loss, claim, damage or liability purchased Stock, or any officers, employees, representatives, agents or controlling persons of such Underwriter, if (i) a copy of the Prospectus (as then amended or supplemented) was required by law to be delivered to such person at or prior to the written confirmation of the sale of Stock to such person, (ii) a copy of the Prospectus (as then amended or supplemented) was not sent or given to such person by or on behalf of such Underwriter and such failure was not due to non-compliance by the Company with Section 4(I)(d) hereof, and (iii) the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. This indemnity agreement is not exclusive and will be in addition to any liability that the Company and the Subsidiaries might otherwise have and shall not limit any rights or remedies that may otherwise be available at law or in equity to an Underwriter Indemnified Party.

          (b) The Selling Stockholders, jointly and severally, shall indemnify and hold harmless each Underwriter Indemnified Party, against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter Indemnified may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Selling Stockholders specifically for inclusion therein, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability that the Selling Stockholders might otherwise have and shall not limit any rights or remedies that may otherwise be available at law or in equity to an Underwriter Indemnified Party.

          (c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, the officers, employees, representatives, agents and directors of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act (collectively the "Company Indemnified Parties," and each a "Company Indemnified Party") and the Selling Stockholders, the respective representatives and agents of the Selling Stockholders, and each person, if any, who controls any Selling Stockholder within the meaning of the Securities Act (collectively the "Selling Stockholder Indemnified Parties," and each a "Selling Stockholder Indemnified Party"), against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company Indemnified Parties or the Selling Stockholder Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters' Information, and shall reimburse each Company Indemnified Party and each Selling Stockholder Indemnified Party for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability that the Underwriters might otherwise have and shall not limit any rights or remedies that may otherwise be available at law or in equity to a Company Indemnified Parties or Selling Stockholder Indemnified Party.

          (d) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and provided further that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party and the indemnified party shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by SG Cowen, if the indemnified parties under this Section 7 include any Underwriter Indemnified Party, or by the Company, if the indemnified parties under this Section 7 consist solely of Company Indemnified Parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a), (b) and (c) hereof, shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of Section 7(e) hereof, no indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to this Section 7(d), then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for TWP, the officers, employees, representatives and agents of TWP, and each person, if any, who controls TWP within the meaning of the Securities Act (collectively the "TWP Indemnified Parties," and each a "TWP Indemnified Party") for the defense of any losses, claims, damages and liabilities arising out of the Directed Stock Program.

          (e) If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (f) The liability of each Selling Stockholder under the indemnity provisions of this Section 7 shall be limited to an amount equal to the initial public offering price of the Shares sold by such Selling Stockholder, less the underwriting discounts and commissions, as set forth on the front cover page of the Prospectus. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

          (g) The Company agrees to indemnify and hold harmless each of the TWP Indemnified Parties from and against any and all losses, claims, damages and liabilities (including any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Stock Program attached to the Prospectus or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable Preliminary Prospectus, not misleading; (ii) caused by the failure of any participant in the Directed Stock Program to pay for and accept delivery of the shares which, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Stock Program, provided that, the Company shall not be responsible under this Section 7(g) for any losses, claim, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of TWP Indemnified Parties.

          (h) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under
     Section 7(a), (b) or (c) hereof, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Stock or if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders on the one hand or the Underwriters on the other (it being understood and agreed that the information supplied by the Underwriters consists solely of the Underwriters' Information), the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(h) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(h) shall be deemed to include, for purposes of this
     Section 7(h), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(h), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public were offered to the public less the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 7(h) are several in proportion to their respective underwriting obligations and not joint.

8. TERMINATION. The obligations of the Underwriters hereunder may be terminated by SG Cowen, in its absolute discretion, by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Section 6(k),
(l) or (m) hereof have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

9. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If (a) this Agreement shall have been terminated pursuant to Section 8 hereof, (b) the Company or the Firm Selling Stockholder shall fail to tender any of the Firm Stock for delivery to the Underwriters for any reason permitted under this Agreement, or (c) the Underwriters shall decline to purchase the Firm Stock for any reason permitted under this Agreement, the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to SG Cowen. Notwithstanding the foregoing, if this Agreement is terminated pursuant to Section 10 hereof by reason of the default of one or more Underwriters, neither the Company nor any Selling Stockholder shall be obligated to reimburse any Underwriter on account of those expenses.

10. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder and the aggregate number of shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent of the total number of shares underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent of the total number of shares underwritten and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within 48 hours after such default, this Agreement shall terminate.

     If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 10, (i) the Company and the Selling Stockholders shall have the right to postpone the Closing Dates for a period of not more than five full business days in order that the Company and the Selling Stockholders may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus that may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company, the Selling Stockholders or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter, the Selling Stockholders or the Company, except expenses to be paid or reimbursed pursuant to Sections 5 and 9 hereof and except the provisions of Section 7 hereof shall not terminate and shall remain in effect.

11. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that (a) the representations, warranties, covenants, agreements and indemnities of the Company and the Selling Stockholders contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties and the TWP Indemnified Parties and (b) the indemnities of the several Underwriters shall also be for the benefit of the Company Indemnified Parties and the Selling Stockholder Indemnified Parties.

12. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock.

13. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

     (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to SG Cowen Securities Corporation, 1221 Avenue of the Americas, New York, New York 10020, Attention: Head of Equity Capital Markets (fax: 212.482.8154), with a copy to the Legal Department (fax: 212.278.7995); provided, however, that (i) any statement, request, notice or agreement to TWP in connection with the Directed Stock Program shall be delivered or sent by mail, telex or facsimile transmission to Thomas Weisel Partners LLC, One Montgomery Street, Suite 3700, San Francisco, California 94104, Attention: David
          A. Baylor, Esq. (fax: 415.364.2694), and (ii) any other notice to an Underwriter pursuant to Section 7 hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by SG Cowen upon request;

     (b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Centene Corporation, 7711 Carondelet Avenue, Suite 800, Saint Louis, Missouri 63105, Attention: President, Chief Executive Officer and President (fax: 314.725.5180);

     (c) if to any Selling Stockholders, shall be delivered or sent by mail, telex or facsimile transmission to such Selling Stockholder at the address set forth in SCHEDULE B hereto.

Any such statement, request, notice or agreement shall take effect at the time of receipt thereof.

14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15. UNDERWRITERS' INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters' Information consists solely of the statements concerning the Underwriters contained in the eighth, ninth and twelfth paragraphs under the heading "Underwriting."

16. AUTHORITY OF THE REPRESENTATIVES. In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, will be binding on all the Underwriters; and any action taken under this Agreement by either of the Attorneys-in-Fact will be binding on all the Selling Stockholders.

17. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The Section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. The term "including" as used in this Agreement shall not be construed so as to exclude any other thing not referred to or described. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Stockholders and the Representatives.

19. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     In executing and delivering this Agreement on behalf of the Selling Stockholders, the Attorney-in-Fact named below represents that he has been duly appointed as Attorney-in-Fact by each of the Selling Stockholders pursuant to a validly existing and binding Power of Attorney that authorizes him to take such actions.

                                      * * *

     If the foregoing is in accordance with your understanding of the agreement between the Company, the Selling Stockholders and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.


                                Very truly yours,

                                CENTENE CORPORATION


                                By:
                                    --------------------------------------------
                                    President and Chief Executive Officer


                                SELLING STOCKHOLDERS LISTED IN SCHEDULE B
                                 HERETO


                                By:  Michael F. Neidorff, as Attorney-in-Fact


                                     -------------------------------------------
                                     Acting on behalf of the Selling
                                     Stockholders listed in SCHEDULE B hereto


Accepted as of the date first above written:

SG COWEN SECURITIES CORPORATION
THOMAS WEISEL PARTNERS LLC
CIBC WORLD MARKETS CORP.
     Acting on their own behalf and as
     Representatives of the several Underwriters referred to in the foregoing Agreement

     By:  SG COWEN SECURITIES CORPORATION


          By:
              --------------------------------
              Authorized Signatory

                                   SCHEDULE A




                                                         NUMBER OF SHARES
                                                           OF FIRM STOCK
NAME                                                      TO BE PURCHASED
----                                                     ----------------
SG Cowen Securities Corporation .......................
Thomas Weisel Partners LLC ............................
CIBC World Markets Corp. ..............................





                                                              ---------
   Total ..............................................      3,500,000
                                                              =========


                                   SCHEDULE B



                                                                             NUMBER OF SHARES    NUMBER OF SHARES
                                                                               OF FIRM STOCK    OF OPTIONAL STOCK
SELLING STOCKHOLDERS                                                            TO BE SOLD          TO BE SOLD
--------------------                                                         ----------------   -----------------
Raymond C. Brinn
[insert address]
[insert address] ........................................................            -                50,680

Jerome M. Fritsch
[insert address]
[insert address] ........................................................            -                94,906

Thomas M. Gazzana
[insert address]
[insert address] ........................................................            -               119,630

William P. Jollie
[insert address]
[insert address] ........................................................            -               184,138

Elaine E. Laverenz
[insert address]
[insert address] ........................................................            -                   690

Managed Health Services, Inc.
[insert address]
[insert address] ........................................................         250,000               -

Marshall & Ilsley Trust Company for
Michael, Best & Friedrich Retirement Plan, F/B/O
Tracey L. Klein
[insert address]
[insert address] ........................................................            -                10,353

Richard S. Nemitz
[insert address]
[insert address] ........................................................            -                 1,841

Leon K. Rusch
[insert address]
[insert address] ........................................................            -                50,680

Kathleen A. Tordik
[insert address]
[insert address] ........................................................            -                10,784
                                                                                  -------            -------
     Total ..............................................................         250,000            525,000
                                                                                  =======            =======

                                   APPENDIX I

     (i) The Company and the Subsidiaries each have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a Material Adverse Effect.

     (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company, including the Stock being delivered on the date of such opinion, have been duly and validly authorized and issued, are fully paid and non-assessable, and conform to the description thereof contained in the Prospectus.

     (iii) All the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company directly or indirectly through one or more wholly owned Subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party, except that ten percent of the issued and outstanding shares of common stock of Superior Health Plan, Inc. are owned by Community Health Centers Network, L.P.

     (iv) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel.

     (v) This Agreement has been duly authorized, executed and delivered by the Company.

     (vi) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not, to such counsel's knowledge, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel after reasonable investigation to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the properties or assets of the Company or any of the Subsidiaries is subject, nor will such actions result in any violation of the charter or by-laws of the Company or of any of the Subsidiaries, any applicable law, or, to such counsel's knowledge, any judgment, order or decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets.

     (vii) Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, applicable state securities laws, and rules and regulations of the NASD in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

     (viii) The statements in the Prospectus under the heading "Description of Capital Stock" and "Shares Eligible for Future Sale," to the extent that such statements constitute summaries of the legal matters, documents or proceedings referred to therein, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects.

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                                                                              27

     (ix) To the best of such counsel's knowledge, there are no statutes, legal or governmental proceedings, contracts or other documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

     (x) To the best of such counsel's knowledge, neither the Company nor any of the Subsidiaries (a) is in violation of its charter or by-laws, (b) is in default in any respect, and no event has occurred that, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any material term, covenant or condition contained in any agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (c) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets is subject or has failed to obtain any Permit necessary to the ownership of its property or to the conduct of its business except, in the case of clauses
(b) and (c), for those violations, defaults or failures that, singularly or in the aggregate, would not have a Material Adverse Effect.

     (xi) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property or asset of the Company or any of the Subsidiaries is the subject that, singularly or in the aggregate, if determined adversely to the Company or any of the Subsidiaries, might reasonably be expected to have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     (xii) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Rule 462(b) Registration Statement, if any, was filed with the Commission on the date specified therein, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such counsel's knowledge, no proceeding for that purpose is pending or threatened by the Commission.

     (xiii) The Registration Statements, as of their respective effective dates, and the Prospectus, as of its date, and any further amendments or supplements thereto, as of their respective dates, made by the Company prior to the date of such opinion (other than the financial statements and other financial and statistical data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

     (xiv) To the best of such counsel's knowledge, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statements or otherwise in connection with the offering or sale of the Stock, except for (a) persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right and (b) the Selling Stockholders with respect to shares of Stock registered under the Registration Statements.

     (xv) Neither the Company nor any of the Subsidiaries is an "investment company" within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder.

     Such counsel shall also have furnished to the Representatives a written statement (either in such opinion or in a separate letter that is addressed to the Underwriters and dated the date of such opinion), in form and substance satisfactory to the Representatives, to the effect that (a) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statements and (b) based on such counsel's examination of the Registration Statements and such counsel's investigations made in

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                                                                              28

connection with the preparation of the Registration Statements and conferences with certain officers and employees of the Company and with the independent accountants of the Company, such counsel has no reason to believe that the Registration Statements, as of their respective effective dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, as of its date or the date of such written statement, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical data contained in the Registration Statements or the Prospectus.

     The foregoing opinion and written statement may be qualified by a statement to the effect that such counsel has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statements or the Prospectus and takes no responsibility therefor except to the extent set forth in the opinions described in clauses (viii) and (ix) above.

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                                                                              29

                                   APPENDIX II

          On each Closing Date, an opinion to the following effect shall be delivered with respect to each Selling Stockholder from whom or which shares of Stock are to be sold by such Selling Stockholder under this Agreement on such Closing Date:

     (i) Upon payment for such shares of Stock in accordance with the terms hereof, the Underwriters will acquire good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims.

     (ii) This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder.

     (iii) A Power-of-Attorney and a Custody Agreement have been duly executed and delivered by such Selling Stockholder and constitute valid and binding agreements of such Selling Stockholder.

     (iv) Such Selling Stockholder has full right, power and authority to enter into this Agreement and such Selling Stockholder's Power of Attorney and Custody Agreement; the execution, delivery and performance of this Agreement and such Selling Stockholder's Power of Attorney and Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), the deed of trust of such Selling Stockholder (if such Selling Stockholder is a trust) or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, applicable state securities laws and the rules and regulations of the NASD in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution and delivery of this Agreement or such Selling Stockholder's Power of Attorney or Custody Agreement by such Selling Stockholder or the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby.

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                                                                              30

                                  APPENDIX III

     (i) The statements in the Prospectus under the captions "Risk Factors-Risks Related to Being a Regulated Entity," "Business-Medicaid Managed Care Market" and "Business-Regulation," to the extent that such statements constitute summaries of the legal matters, documents or proceedings referred to therein, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects, it being understood that such counsel need express no opinion as to the financial or statistical data contained under such captions.

     (ii) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of the Subsidiaries is a party that relate to the compliance by the Company or any of the Subsidiaries with statutes, regulations or licenses governing the provision of healthcare products and services, and such counsel is not aware of any material violations of any of such statutes, regulations or licenses by the Company or any of the Subsidiaries.

     Such opinions may be limited to matters of federal law and of the laws of
(a) the State of Indiana, in the case of [insert name of Indiana regulatory counsel], (b) the State of Texas, in the case of [insert name of Texas regulatory counsel], and (c) the State of Wisconsin, in the case of [insert name of Wisconsin regulatory counsel].